Exhibit 10.12
                                                                   -------------

                           INTERCREDITOR AGREEMENT

      This INTERCREDITOR AGREEMENT (this "AGREEMENT"), dated as of November 16, 2001, is entered into by and among Houlihan Lokey Howard & Zukin ("HOULIHAN"), Sheppard Mullin Richter & Hamilton LLP ("SHEPPARD"), Stutman, Treister & Glatt Professional Corporation ("STUTMAN"), and O'Melveny & Myers, LLP, individually for its own benefit ("O'MELVENY," and in such individual capacity together with Houlihan, Sheppard and Stutman, the "FIRMS") and as agent for the Firms (in such capacity "Agent") in connection with the following:

      A. Each of the Firms has provided professional services to the bankruptcy estate of Innovative Micro Technology, a Delaware corporation (formerly known as Applied Magnetics Corporation) ("IMT") in connection with IMT's bankruptcy case.

      B. Pursuant to "Debtor's Third Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001, as Modified" in Case No. ND 00-10066-RR, as confirmed pursuant to an order dated November 5, 2001 (the "PLAN"), a copy of which is attached as Exhibit A the administrative claims of each of the Firms (the "CLAIMS") on account of the fees and cost of the Firms in connection with providing such services to IMT have been allowed in the respective amounts shown on Schedule I. The Firms have agreed to receive payment for the Claims on a deferred basis pursuant to the terms of the Plan.

      C. IMT's obligation to pay the Claims pursuant to the terms of the Plan is evidenced by (i) that certain Secured Promissory Note, dated as of the date hereof; in the original principal amount of $1,383,777.00, executed and delivered by IMT to Agent for the benefit Houlihan, (the "HOULIHAN Note"); (ii) that certain Secured Promissory Note, dated as of the date hereof, in the original principal amount of $850,000.00, executed and delivered by IMT to Agent for the benefit O'Melveny, (the "O'MELVENY NOTE"); (iii) that certain Secured Promissory Note, dated as of the date hereof, in the original principal amount of $699,580.77, executed and delivered by IMT to Agent for the benefit Sheppard, (the "SHEPPARD NOTE"); (iv) that certain Secured Promissory Note, dated as of the date hereof, in the original principal amount of $1,203,560.76, executed and delivered by IMT to Agent for the benefit Stutman (the "STUTMAN NOTE," and together with the Houlihan Note, the O'Melveny Note and the Sheppard Note, the "NOTES"). Each of the Notes shall be in substantially the form of Exhibit B. IMT's obligations under the Notes are secured by (a) that certain Deed of Trust, Assignment of Rents and Fixture Filing (Robin Hill Road), in substantially the form of Exhibit C, dated as of the date hereof, from IMT to Agent for the benefit of the Firms (the "ROBIN HILL DEED OF TRUST") encumbering the real property commonly known as 75 Robin Hill Road, Goleta, California, as more specifically described therein; (b) that certain Subordinated Deed of Trust, Assignment of Rents and Fixture Filing (Hollister Avenue) in substantially the form of Exhibit D, dated as of the date hereof, from IMT to Agent for the benefit of the Firms (the "HOLLISTER DEED OF TRUST" and together with the Robin Hill Deed of Trust, the "DEEDS OF TRUST") encumbering the real property commonly known as 6300 Hollister Avenue, Goleta, California, as more specifically described therein; and (c) a UCC-1 financing statement encumbering all equipment owned by IMT (the "UCC") from IMT to Agent for the benefit of the Firms. The Plan, to the extent applicable to the Claims, the Notes, the Robin Hill Deed of Trust, the Hollister Deed of Trust and the UCC are referred to herein collectively as the "DOCUMENTS".

      E. The Firms desire to provide for the administration of the collection and distribution of amounts due under the Notes and the enforcement of the Robin Hill Deed of Trust, the Hollister Deed of Trust and the UCC.

      NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Appointment of Agent.

(a) Appointment. Each of the Firms hereby appoints O'Melveny as Agent for the Firms under and in connection with the Documents. The Firms authorize Agent to act as the administrative agent of the Firms under the Documents. Agent agrees to act as such administrative agent upon the terms and conditions contained in this Section 1. Each Firm hereby authorizes the Agent to take such action on its behalf under the provisions of the Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as ale reasonably incidental thereto.

(b) Nature of Powers. Agent shall have and may exercise such powers hereunder and under the Documents as are specifically delegated to Agent by the terms of such documents, together with such powers as are reasonably incidental thereto. The Agent shall have no dirties or responsibilities except those expressly set forth in this Agreement and the other Documents. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement and the other Documents a fiduciary relationship in respect of any Firm; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement and the other Documents except as expressly set forth herein.

(c) GENERAL IMMUNITY. NEITHER AGENT NOR ANY OF ITS PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, EXPERTS, ADVISORS, EMPLOYEES OR SERVANTS SHALL BE LIABLE TO ANY OF THE FIRMS OR ANY OTHER PERSON OR ENTITY FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY IT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS EXCEPT TO THE EXTENT OF AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS EVIDENCED BY A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION. EACH OF THE FIRMS HEREBY ACKNOWLEDGES THAT IT HAS, INDEPENDENT OF AND WITHOUT RELIANCE UPON AGENT, AND BASED UPON SUCH DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE IN ITS SOLE JUDGMENT, MADE ITS OWN ANALYSIS AND LEGAL AND BUSINESS DECISION TO ENTER INTO THIS AGREEMENT AND THE DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED THEREBY. EACH FIRM ALSO ACKNOWLEDGES THAT IT WILL, INDEPENDENTLY AND WITHOUT RELIANCE UPON AGENT, AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT SHALL DEEM APPROPRIATE AT THE TIME, CONTINUE TO MAKE ITS OWN INDEPENDENT ANALYSIS AND LEGAL AND BUSINESS DECISIONS IN TAKING OR OMITTING TO TAKE ACTION

      UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE DOCUMENTS. EACH FIRM ACKNOWLEDGES THAT IT IS AND HAS BEEN REPRESENTED BY COUNSEL AND THAT IT AND SUCH COUNSEL HAVE REVIEWED ALL OF THE DOCUMENTS AND THAT ALL SUCH DOCUMENTS ARE IN FORM AND SUBSTANCE SATISFACTORY TO SUCH FIRM AND ITS COUNSEL. AGENT AND EACH FIRM EACH COVENANT AND AGREE THAT NO FIDUCIARY RELATIONSHIP OR DUTY OF ANY NATURE WHATSOEVER EXISTS (OR.
      HAS EVER EXISTED) AMONG AGENT AND THE FIRMS WITH RESPECT TO: (1) THIS AGREEMENT, (2) ANY PRESENT OR FUTURE DOCUMENTS, (3) ANY OF THE TRANSACTIONS NOW OR HEREAFTER CONTEMPLATED WITH RESPECT TO ANY OF THE FOREGOING, (4) THE CREATION, ATTACHMENT OR PERFECTION OF ANY PRESENT OR FUTURE LIEN PURPORTED TO BE PURSUANT TO ANY DOCUMENT, OR (5) WITH RESPECT TO ANY OTHER MATTER OF ANY NATURE WHATSOEVER.

(d) No Responsibility for Loans, Recitals Etc. Agent shall not be responsible to any Firm or to any other person or entity for any recitals, reports, statements, warranties or representations herein or in the Documents or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the Documents.

(e)   INDEMNITY.  TO THE EXTENT OF ITS PRO RATA SHARE (AS DEFINED IN
      SECTION 2), EACH FIRM HEREBY INDEMNIFIES AND HOLDS HARMLESS AGENT AND ITS PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, EXPERTS, ADVISORS, EMPLOYEES AND SERVANTS (THE "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE COSTS, FEES, EXPENSES AND DISBURSEMENTS OF ALL INTERNAL AND OUTSIDE COUNSEL AND ALL OTHER EXPERTS AND ADVISORS) WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE UNDER THIS AGREEMENT OR ANY OF THE DOCUMENTS. IT IS THE INTENTION OF THE FIRMS THAT THIS INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH CLAIM ARISES FROM, IS IN CONNECTION WITH, RELATES TO, IS A RESULT OF OR IS TO ANY EXTENT (IN WHOLE OR IN PART) CAUSED BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND WHATSOEVER BY OR ON BEHALF OF ANY SUCH INDEMNITEE; PROVIDED, HOWEVER, NO INDEMNITEE SHALL BE INDEMNIFIED TO THE EXTENT ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT CONTRIBUTED TO SUCH CLAIM, AS EVIDENCED BY A FINAL JUDGMENT OF A COURT OF COMPETENT JURISDICTION.

(f) Action on Instructions. Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the Documents if such action or inaction in accordance with written instructions ("INSTRUCTIONS") signed by Firms having an aggregate Pro Rata Share of at least 51% (a "FIRM MAJORITY"), and such Instructions and any action taken or any failure to act pursuant thereto shall be binding on all of the Firms. Agent shall be fully justified in failing or refusing to take any action under any Document unless Agent shall have first received Instructions. Notwithstanding anything to the contrary herein, and without limiting the forgoing, lithe event of an emergency or otherwise where the Agent, in the exercise of Agent's good faith judgment, believes that the interests of the Firms are in imminent jeopardy, Agent may exercise any of the powers and perform any of the duties granted Agent hereunder and under the Documents without first receiving Instructions; provided, however, concurrent with the Agent exercising any such powers or performing any such duties, Agent shall deliver to each of the Firms written notice describing the powers exercised or the duties performed and the events giving rise such actions, provided farther, that neither the failure to deliver such notice nor the contents of any such notice delivered shall give rise to any liability on the part of Agent.

(g) Limitation on Agent's Duties. Notwithstanding anything to the contrary herein, or any Instructions, Agent shall not be required to take any action or refrain from taking any action which exposes Agent, in its sole discretion, to any potential liability or which is contrary to any of the Documents or applicable law.

(h) Employment of Advisors and Counsel. Agent may execute any of its duties as agent under any of the Documents by or through employees, advisors and attorneys-in-fact and shall not be answerable to the Firms, except as to money or securities actually received by it or its authorized agents, for the gross negligence or willful misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent shall be entitled to advice of counsel concerning all matters pertaining to its duties under each of the Documents.

(i) Reliance on Documents; Counsel. Agent shall be entitled to rely upon any document believed by it to be genuine and correct and to have been signed or sent by the proper person or entity, and, in respect to legal matters, upon the opinion of counsel selected by Agent.

(j) Reimbursement. Each Firm agrees to reimburse Agent upon demand for such Firm's Pro Rata Share of any costs, fees or expenses incurred by Agent on behalf of the Firms in connection with the administration and enforcement of each of the Documents in accordance with the terms hereof.

(k)   Resignation and Replacement.

(1) Agent may resign from the performance of all its functions and duties hereunder and/or under any of the Documents at any time by giving 15 days' prior written notice to the Firms. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (3) and (4) below or as otherwise provided below.

(2) A Firm Majority may replace the Agent at any time by giving 15 days' prior written notice to Agent of such replacement. Such replacement shall take effect upon (i) payment to Agent of all amounts then due and owing Agent under Section 1(j), and (ii) the appointment of a successor Agent pursuant to clauses (3) and (4) below or as otherwise provided below.

(3) Upon any such notice of resignation or replacement, a Firm Majority shall appoint a successor Agent hereunder.

(4) If a successor Agent shall not have been appointed by a Firm Majority within such 15 day period, the then active Agent shall appoint a successor Agent who shall serve as Agent until such time, if any, as a Firm Majority shall appoint a successor Agent as provided above.

(5) After Agent's resignation or replacement hereunder, the provisions of this Agreement and the Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or any of the Documents.

2.    Distribution of Amounts Received.

(a) Subject to Section 2(b), Agent shall distribute to each of the Firms such Firm's pro rata share as shown on Schedule I ("PRO RATA SHARE") of all amounts received by Agent under the Documents as soon as practicable after receipt of such amounts by Agent Prior to such distribution, Agent shall retain such amounts received in Agent's client trust account for the benefit of the Firms. Agent shall have the right to distribute any amounts received in accordance with allocations indicated by IMT, and Agent shall have no liability to any party for distributions in accordance with such allocations.

(b) Notwithstanding Section 2(a), (i) upon any payment of principal of the Notes and (ii) from and after an Event of Default under, and as defined in, the Notes or an Event of Default under, and as defined in, the Deeds of Trust (collectively, "TRUE-UP EVENTS"), Agent shall not distribute to Stutman, and Stutman shall have no right to receive, any amounts received by Agent under the Documents unless and until each of Houlihan, O'Melveny and Sheppard has received under the Documents an amount equal to 17.35% of their respective Claim. During the period that distributions to Stutman are tolled under this Section 2(b) the amounts that otherwise would have been distributed to Stutman or the amounts so returned to Agent by Stutman, as applicable, shall be distributed to the other Firms based on what each Firm's Pro Rata Share would have been in the absence of Stutman's Claim, and Agent shall provide written confirmation to all Firms of amounts so distributed. The provisions of this Section 2(b) shall not reduce Stutman's Claim or Pro Rata Share. Notwithstanding anything to the contrary in this Agreement, (x) the rights of Houlihan, Sheppard and O'Melveny under this Section 2(b) shall be personal to Houlihan, Sheppard and O'Melveny and shall not apply to or be for the benefit of any transferee or assignee of Houlihan, Sheppard or O'Melveny, and (y) the provisions of this Section 2(b) applicable to Stutman shall apply in full to any transferee or assignee of Stutman.

(c) Each of the Firms acknowledges and agrees that (i) each of the Notes permit IMT to pay interest directly to the applicable Firm until the occurrence of an Event of Default under, and as defined in, such Note,
      (ii) Agent shall have no liability to include in any applicable calculation the amount of any such payments of interest unless and unto Agent has received written notice of such payment; together with a copy of the payment confirmation showing the amount so paid, and (iii) all payments of principal are to be made directly to Agent.

3. Adjustment of Pro Rata Share. In the event that any Firm elects the Professional Person's Deferred Payment Conversion (as defined in the Plan) at any time as permitted under the Plan, such Firm (the "ELECTING FIRM") shall deliver written notice of such election (a "CONVERSION NOTICE") to Agent concurrent with the delivery of written notice to IMT of such election as required under the Plan. The Electing Firm shall forward to Agent written evidence reasonably satisfactory to Agent of the Electing Firm's receipt of the stock of IMT in accordance with the Conversion Notice (the "CONVERSION CONFIRMATION") upon the receipt of such stock. Upon Agent's receipt of the Conversion Notice, Agent shall hold in escrow any amounts distributable hereunder to the Electing Firm until such time as Agent shall have received the Conversion Confirmation. As soon as practical after receipt of the Conversion Confirmation, the Agent shall distribute to the Electing Firm such of the escrowed amounts as are allocable to the period from the date the Agent began to hold amounts in escrow for the Electing Firm through and including the date immediately preceding the date the Electing Firm received the stock of IMT as shown in the Conversion Confirmation. As of the date the Electing Firm received the stock of IMT as shown in the Conversion Confirmation, such Electing Firm's Claim shall be reduced by an amount equal to the amount oldie Claim so converted as set forth in the Conversion Notice, and the Total Claims as shown on Exhibit A and each Pro Rata Share shall be adjusted accordingly.

4. Enforcement of Documents. In the event of a default by IMT under any of. the Documents, Agent may deliver written notice of such default (a "DEFAULT NOTICE") to the Firms and such Default Notice may state Agent's proposed actions to enforce the applicable Documents. Each of the Firms shall have 5 business days from delivery of a Default Notice to deliver to Agent and each of the other Firms an approval or disapproval of such proposed actions. Failure timely to respond to a Default Notice shall be deemed approval of the actions proposed in the Default Notice. If a Firm delivers a written notice of disapproval, such notice shall contain such Firm's proposed course of action in response to the situation underlying the Default Notice. Other than in the event of an emergency or otherwise where the Agent, in the exercise of Agent's good faith judgment, believes that the interests of the Firms are in imminent jeopardy, unless and until there exists a Firm Majority approval of the actions to be taken in response to the situation underlying the Default Notice, Agent shall take no action; provided, however, that each of the Firms, to the extent of such Firm's respective Pro Rata Share, indemnify and agree to hold harmless Agent from and against any loss, cost, damage or other liability arising or accruing out of such inaction.

5.    Miscellaneous.

(a) Notices. All notices, consents, approvals, requests and other communications hereunder shall be made in writing and delivered by personal service, with a written receipt, or telecopied (with confirmation by personal delivery or mail) or sent by reputable overnight courier, signature required, and addressed as follows:

                        Agent:      O'Melveny & Myers, LLP, as Agent
                                    400 South Hope Street
                                    Los Angeles, CA  90071
                                    Facsimile:  213-430-6407
                                    Attention:  Evan Jones, Esq.
                                    Re:  027917-01

                        Houlihan:   Houlihan Lokey Howard & Zukin
                                    1930 Century Park West
                                    Los Angeles, California  90067-6802
                                    Facsimile: (310) 553-4024
                                    Attention:  Mr. Chris DiMauro

                        O'Melveny:  O'Melveny & Myers, LLP
                                    400 South Hope Street
                                    Los Angeles, CA  90071
                                    Facsimile:  213-430-6407
                                    Attention:  Evan Jones Esq.
                                    Re:  027917-01

                        Sheppard:   Sheppard Mullin Richter & Hampton LLP
                                    333 South Hope Street, 48th Floor
                                    Los Angeles, CA  90071
                                    Facsimile:  (213) 620-1398
                                    Attention:  Prentice L.  O'Leary, Esq.

                        Stutman: Stutman, Treister & Glatt Professional Corporation
                                    3699 Wilshire Boulevard, Ninth Floor
                                    Los Angeles, CA  90010
                                    Facsimile:  213-251-5288
                                    Attention:  Michael H.  Goldstein, Esq.

Any such notice personally served or telecopied shall be deemed given when received or refused and any such notice by overnight courier shall be deemed to have been received by the addressee on the date such notice was signed for or refused as shown on the overnight courier's delivery receipt.

(b) Time is of the Essence. Time is of the essence of each and every term, provision, covenant and obligation of the parties under this Agreement.

(c) Further Assurances. Each, party hereto shall execute all such instruments and documents and take in good faith all actions necessary or convenient to consummate the transactions herein contemplated.

(d) Waivers. No waiver of any breach of any covenant or provision of this Agreement is a waiver of any other breach thereof or of any other covenant or provision herein. No extension of time for performance of any obligation or act shall extend the time for performance of any other obligation or act.

(e) Attorneys' Fees. If any party institutes or threatens legal proceedings to determine or enforce its legal tights under this Agreement, the non-prevailing parties shall pay to the prevailing party its reasonable attorneys' fees (including fees and charges of legal assistants and other non-attorney personnel performing services under the supervision of an attorney), court costs, cost of investigation and other expenses incurred in connection therewith.

(f) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

(g) Assignment. Any party may assign its rights and obligations hereunder upon prior written notice to, but without the prior written consent of, the non-assigning parties, provided that, with respect to any obligations so assigned, the assigning party shall not be released from such obligations unless such assignment is consented to in writing by the non-assigning parties.

(h) Complete Agreement. No statements or conversations among the parties hereto or their representatives, whether express or implied, occurring either before or after the execution of this Agreement shall have any bearing or effect upon this Agreement, it being understood that this Agreement evidences the complete agreement between the parties hereto. This Agreement supersedes all prior offers, contacts, agreements and arrangements among the parties concerning the matters discussed herein. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

(i) Counterparts. This Agreement may be executed in counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

(j) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of such provision and this Agreement shall not be affected thereby, and each other term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

(k) Interpretation. Headings are solely for the convenience of the parties and are not a part of this Agreement. The Recitals and any Exhibits to this Agreement are incorporated as a part of this Agreement. Unless otherwise indicated, references in this Agreement to an Exhibit or Section refer to Exhibits to or Sections of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. The term "including" means "including without limitation".
      This Agreement has been negotiated by all parties and shall not be construed for or against any particular party. There are no third party beneficiaries of this Agreement.

(l) Applicable Law. This Agreement and the transaction contemplated hereby shall be construed in accordance with and governed by the laws of the State of California.

                       [Signatures on following page.]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

O'MELVENY, INDIVIDUALLY AND AS AGENT:           HOULIHAN:

O'Melveny & Myers, LLP                    Houlilian Lokey Howard & Zukin


By:                                       By:
   ---------------------------------         ---------------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Title:                                   Title:
      ------------------------------            -------------------------------



SHEPPARD:                                 STUTMAN:

Sheppard Mullin Richter & Hampton LLP     Stutman, Treister & Glatt Professional
                                          Corporation


By:                                       By:
   ---------------------------------         ---------------------------------

Name:                                     Name:
     -------------------------------           -------------------------------

Title:                                   Title:
      ------------------------------           -------------------------------

                                  Exhibit A

                                     Plan


                                  (Attached)

                                  Exhibit B


                                 Form of Note


                           SECURED PROMISSORY NOTE


$_______________                                        Los Angeles, California
                                                        November 16,2001

1. PROMISE TO PAY.

      For value received, INNOVATIVE MICRO TECHNOLOGY, a Delaware corporation (formerly known as Applied Magnetics Corporation) ("MAKER"), promises to pay to O'MELVENY & MYERS, LLP ('HOLDER'), AS AGENT FOR________________ (the "Firm"), or order, $______________ together with interest thereon as set forth herein.

      Reference is made to that certain 'Debtor's Third Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24,2001, as Modified" in Case No. ND 00-10066-RR., as confirmed pursuant to an order dated November 5, 2001, (the 'PLAN') for a statement of the terms and conditions under which Maker's liability for the amounts to be paid hereunder arose and is to be repaid. No reference herein to the Plan and no provision of this Note or the Plan shall alter or impair the obligations of Maker, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

      Maker's obligations under this Note are secured by, among other things,
(a) that certain Deed of Trust, Assignment of Rents and Fixture Filing (Robin Hill Road), dated as of the date hereof; from Maker to Holder, as Agent (the 'ROBIN HILL DEED OF TRUST'), encumbering the real property commonly known as 75 Robin Hill Road, Goleta, California, as more specifically described therein; and
(b) that certain Subordinated Deed of Trust, Assignment of Rents and Fixture Filing (Hollister Avenue), dated as of the date hereof; from Maker to Holder, as Agent (the "HOLLISTER DEED OF TRUST" and together with the Robin Hill Deed of Trust, the 'Deeds of Trust'), encumbering the real property commonly known as 6300 Hollister Avenue, Goleta, California, as more specifically described therein.

      All initially capitalized terms used but not defined herein shall have the meaning given such terms in the Plan.

2.    INTEREST.

      From and after the date of this Note, Interest shall accrue on all outstanding amounts hereunder at the rate of 12% per annum. All payments due hereunder shall be made without any deduction, offset or withholdings.

3.    MATURITY DATE

      The then unpaid principal balance hereof; together with accrued and unpaid interest thereon and any other amounts payable under this Note, shall be due and payable on November 15, 2003 (the 'MATURITY DATE').

4.    PAYMENTS

                  4.1 Accrued interest on the then outstanding principal balance hereof for the period November l6, 2001, through March 3l, 2002, shall be paid concurrent with the delivery of this Note to Holder and in no event later than March 15, 2002.

                  4.2 Commencing on May 1, 2002, and on the first day of each calendar month thereafter until the Note is paid in full, accrued interest on the then outstanding principal balance hereof shall be due and payable.

                  4.3 Payments of principal under this Note shall be made as follows:

                        (a) Upon the consummation of the sale of the real
            property located at 6300 Hollister Avenue, Goleta, California, all amounts remaining after satisfaction of any liens senior to the Hollister Deed of Trust; and

                        (b) The then unpaid principal balance on the Maturity
            Date.

                  4.4 Payments shall be applied first to other amounts payable hereunder, then to interest, then to principal.

                  4.5 Payments due hereunder are to be made to Holder at 400 South Grand Avenue, 15th Floor, Los Angeles, California, 90011, or such other address as the holder hereof shall have notified Maker of in writing provided, however, that until the occurrence of an Event of Default hereunder, or an Event of Default under, and as defined in, the Deeds of Trust, payments of interest only may be made by Maker directly to the Firm at the address shown for the Firm in Section 12 so long as written notice of such payment together with a copy of the payment confirmation showing the amount so paid are delivered to Holder concurrent with such payment being made to the Firm and Maker shall not be credited with any payment of interest hereunder unless Holder receives such written notice. All payments of principal are to be made directly to Holder.

5.    PREPAYMENT.

      Maker may prepay all or any portion of this Note at any time without premium or penalty upon not less than 3 weeks prior written notice to Holder and to each Professional Person (as defined in the Plan).

6. REDUCTION OF PRINCIPAL AMOUNT.

      In the event that the Firm elects the Professional Person's Deferred Payment Conversion at any time as permitted under the Plan, Maker shall deliver to Holder a copy of the written notice of such election (a "CONVERSION NOTICE") from the Firm promptly after Maker's receipt thereof, and Maker will deliver to Holder written notice (the "CONVERSION Confirmation") of the delivery of Maker's stock to the Firm in accordance with the Plan and the applicable Conversion Notice concurrent with the delivery of such stock by Maker. Upon Holder's receipt of the Conversion Confirmation, the principal amount of this Note shall be reduced by the amount of the applicable Profession Person's Deferred Claim converted pursuant to the Conversion Notice.

7. DEFAULT; WAIVER.

                  7.1 If Maker fails to pay when due any amounts hereunder, from such due date until the amount is paid in full interest shall accrue on all amounts due hereunder at the rate of interest set forth in Section 2, plus three percentage points.

                  7.2 If Maker fails to timely make any payment when due hereunder or under the Plan in respect of the Professional Person's Claim owing to any of the Firm, or fails to timely perform any other obligation of Maker hereunder, that failure shall be an "EVENT OF DEFAULT" under this Note.

                  7.3 Maker hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note, and expressly agrees that, without in any way affecting the liability of Maker hereunder, Holder may extend any maturity date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security at any time securing this Note.

8.    REMEDIES.

      Upon the occurrence of an Event of Default, at the option of Holder, the entire balance of principal and all accrued and unpaid interest thereon shall, without demand or notice, immediately become due and payable. No delay or omission on the part of the holder hereof in exercising any right under this Note shall operate as a waiver of such right of acceleration.

9.    SEVERABILITY.

      Every provision of this Note is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof which terms and provisions shall remain binding and enforceable.

10.   USURY.

      The amount to be paid for the use, forbearance, or detention of the principal amount shall not exceed the maximum amount permissible under applicable law. If any provision hereof shall require any payment exceeding the limits prescribed by law, then such obligation is hereby reduced to the limit of such validity. If Holder receives as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall not be interest, but shall be applied instead to the reduction of the principal balance owing hereunder.

11.   INTERPRETATION.

      Headings at the beginning of each numbered Paragraph of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note. In this Note the singular shall include the plural and the masculine shall include the feminine and neuter genders, and vice versa, if the context so requires. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

12.   NOTICES.

      All notices and other communications to Holder hereunder shall be made in writing and delivered by personal service, with a written receipt, or telecopied (with confirmation by personal delivery or mail) or sent by registered or certified mail, in a sealed envelope, postage prepaid, return receipt requested and addressed as follows:

                  Holder      O'Melveny & Myers, LLP, as Agent
                              400 South Hope Street, Los Angeles, CA 90071
                              Facsimile: 213-430-6407
                              Attention: Evan Jones, Esq., Re: 027917-01.

                  Firm        _____________________________
                              _____________________________
                              Facsimile:___________________
                              Attention:___________________

13. ATTORNEYS' FEES.

      If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay, upon demand, all costs of enforcement and collection, including but not limited to, reasonable attorneys' fees and costs, whether or not any action or proceeding is brought to enforce the provisions hereof.


MAKER:      INNOVATIVE MICRO TECHNOLOGY, a
            Delaware corporation (formerly known as
            Applied Magnetics Corporation)

            By:___________________________________
            Name:_________________________________
            Title:________________________________

                                  Exhibit C

                       Form of Robin Hill Deed of Trust

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
O'Melveny & Myers LLP, as Agent
400 South Hope Street
Los Angeles, California 90071-2899
Attn: Evan Jones, Esq.
027917-01
------------------------------------------------------------------------------
                     THIS SPACE ABOVE FOR RECORDER'S USE
------------------------------------------------------------------------------
            DEED OF TRUST, ASSIGNMENT OF RENTS AND FIXTURE FILING
                              (Robin Hill Road)

This DEED OF TRUST, ASSIGNMENT OF RENTS AND FIXTURE FILING (this "Deed of Trust") dated as of November 16, 2001, is made by INNOVATIVE MICRO TECHNOLOGY, a Delaware corporation (formerly known as Applied Magnetics Corporation), herein called TRUSTOR, whose address is 75 Robin Bill Road, Goleta, California 93117, to CHICAGO TITLE COMPANY, a California corporation, herein called TRUSTEE, for the benefit of O'MELVENY & MYERS, LLP, AS AGENT for itself and the other Firms (as defined below) pursuant to the Agreement (as defined below), herein called BENEFICIARY, whose address is 400 South Hope Street, Los Angeles, California, 90071, Attention: Evan Jones, Esq.

                                   RECITALS
                                   --------

      A. Houlihan Lokey Howard & Zukin ("Houlihan"), Sheppard Mullin Richter & Hampton LLP ("Sheppard"), Stutman, Treister & Glatt Professional Corporation ("Stutman"), and O'Melveny & Myers, LLP ("O'Melveny," and together with Houlihan, Sheppard and Stutman, the "Firms") has each provided professional services to Trustor's bankruptcy estate in connection with Trustor's bankruptcy case.

      B. Pursuant to the "Debtor's Third Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001, as Modified" in Case No. ND 00-10066-RR, as confirmed pursuant to an order dated November 5, 2001 (the "Plan"), the administrative claims of each of the Firms (the "Claims') on account of the fees and costs of the Firms in connection with the services provided to Trustor's bankruptcy estate have been allowed as set forth in the Plan. The Firms have agreed to receive payment for the Claims on a deferred basis pursuant to the terms of the Plan.

      D. As a condition to the Finns accepting deferred payment of the Claims, and pursuant to the Plan, Trustor's obligation to pay the Claims pursuant to the terms of the Plan is evidenced by (i) that certain Secured Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit Hou1ihan, (the "Houlihan Note"), (ii) that certain Secured Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit O'Melveny, (the "O'Melveny Note"); (iii) that certain Secured Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit Sheppard, (the "Sheppard Note"); (iv) that certain Secured

Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit Stutman (the "Stutman Note," and together with the Houlihan Note, the O'Melveny Note and the Sheppard Note, the "Notes"). Trustor's obligations under the Notes are secured by (a) this Deed of Trust, (b) that certain Subordinated Deed of Trust, Assignment of Rents and Fixture Filing (Hollister Avenue), dated as of the date hereof, from Trustor to Beneficiary for the benefit of the Firms (the "Hollister Deed of Trust) encumbering the real property commonly known as 6300 Hollister Avenue, Goleta, California, as more specifically described therein; and (c) a UCC-1 financing statement encumbering all equipment owned by Trustor (the "UCC") from Trustor, as debtor, to Agent for the benefit of the Firms, as Secured Party. The Plan, to the extent applicable to the Claims, the Notes, this Deed of Trust, the Hollister Deed of Trust and the UCC are referred to herein collectively as the 'Documents ".

      E. Concurrent herewith, the Firms are entering into that certain Intercreditor Agreement, dated as of the date hereof, to provide for the administration of the collection and distribution of amounts due under the Plan and the Notes and the enforcement of this Deed of Trust and the UCC (the "Agreement").

                             GRANT AND AGREEMENT
                             -------------------

Trustor irrevocably grants, transfers and assigns to Trustee IN TRUST, WITH POWER OF SALE, for the benefit of Beneficiary, that real property in Santa Barbara County, California, more particularly described on Exhibit A hereto (the "Real Property"), together with any and all buildings and improvements now or hereafter erected on the Real Property, all fixtures, all interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Real Property, any and all awards made for the taking by eminent domain, or by any purchase in lieu thereof, any insurance proceeds with respect thereto, and all easements, licenses, rights-of-way, appurtenances and other rights now owned or hereafter acquired by Trustor with respect thereto (collectively with the Real Property, the "Property").

Trustor absolutely assigns to Beneficiary the rents, issues and profits of the Property, subject, however, to a license to Beneficiary to collect and apply such rents, issues and profits for so long as no Event of Default has occurred. As used herein, "Event of Default" shall mean any failure by Trustor timely to make any payment or perform any other obligation of Trustor to be made or performed under the terms of the Documents.

Some of the items of the Property are goods that are or are to become fixtures or accounts resulting from the sale thereof, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing and as a financing statement covering the applicable Property or accounts resulting from the sale thereof front the date of the filing for record of this Deed of Trust in the real estate records of the county in which the Real Property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of the Trustor, as debtor, is as stated above.

This Deed of Trust is made for the purpose of securing (l) the full and prompt payment of all amounts due and owing under the Documents, and extensions or renewals thereof; (2) the performance of all obligations, of whatever kind or character, whether fixed or contingent, of the Trustor under the Documents and all extensions, amendments, modifications, supplements, increases, restatements and renewals thereof and substitutions therefor, and (3) the payment of all sums advanced by Beneficiary or Trustee to or for the benefit of Trustor contemplated hereby and performance of all obligations and covenants of Trustor herein contained.

A. To protect the security of this Deed of Trust, and with respect to the property above described, Trustor agrees:

(1) To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of the Property may be reasonably necessary, the specific enumerations herein not excluding the general.

(2) To provide, maintain and deliver to Beneficiary casualty and general commercial liability insurance satisfactory to and with loss payable to Beneficiary. The amount collected under any insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

(3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and money's fees in a reasonable sum, in any action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust.

(4) To pay: (i) at least ten days before delinquency all taxes and assessments affecting the Property, including assessments on appurtenant water stock; (ii) when due, all encumbrances, charges and liens, with interest, on the Property or any part thereof, which appear to be prior to superior hereto; and (iii) all costs, fees and expenses of this Trust.

Following an Event of Default, Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor or without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge, or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his or her reasonable fees.

(5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the maximum amount then allowed by law, and to pay for any statement then provided for by law regarding the obligation secured hereby, and any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

B. Trustor agrees:

(1) That any award of damages in connection with any condemnation for public use of or injury to the Property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by it in the same manner and with the same effect as above provided for disposition of proceeds of casualty or other insurance.

(2) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other aunts so secured or to declare default for failure so to pay.

(3) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of the Property consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

(4) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to Trustee for retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

(5) That upon any Event of Default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in its own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

(6) That upon any Event of Default, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed of Trust and all documents evidencing expenditures secured hereby.

After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the maximum amount allowed by law in effect at the date hereof; all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

(7) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting thereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county where the Real Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, tights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded and the name and address of the new Trustee.

(8) That this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their community property, heirs, legatees, devisees, administrators, executors, successors, and assigns. The term Beneficiary shall mean the owner or holder, including pledgees, of the Documents, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or the neuter, and the singular number includes the plural.

(9) The Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

(10) That in the event of any transfer or further encumbrance of the Property or interest therein or portion thereof or of any interest in Trustor, direct or indirect, voluntary or involuntary, without the prior written consent of Beneficiary, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions.

Beneficiary may charge for a statement regarding the obligation secured hereby, which charge shall not exceed the maximum allowed by law. The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to Trustor at its address hereinbefore set forth.

                                    INNOVATIVE MICRO TECHNOLOGY,
                                    a Delaware corporation (formerly known as Applied Magnetics Corporation)


                                    By:  /s/John Foster
                                       ----------------

                                    Name:  John Foster
                                         -------------

                                   Title:  Chief Executive Officer
                                          -------------------------

STATE OF CALIFORNIA           )
                              )     ss.:
COUNTY OF SANTA BARBARA       )

On March 4, 2002, before me, a Notary Public in and for said County and State, personally appeared John Foster personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

      Bernice Williams                    [seal]
------------------------------

                                  EXHIBIT A
                                  ---------

                              LEGAL DESCRIPTION

            Parcel B as shown on Parcel Map No. 12,825 in the County of Santa Barbara, State of California, filed in Book 22, Pages 10 and 11 of Parcel Maps in the Office of the County Recorder of Santa Barbara County, California.

            EXCEPTING therefrom one-half of any and all oil, gas and other hydrocarbon substances within and under the above-described property more than 500 feet beneath the surface thereof and/or producible therefrom or therethrough, without, however, any surface rights or right of surface entry with respect thereto as reserved by James Williams, Jr., as Executor of the Will of James G. Williams, deceased, in deed recorded October 20, 1961 as Instrument No. 37444 in Book 1879, Page 144 of Official Records.

            Also excepting therefrom one-half of any and all oil, gas and other hydrocarbon substances within and under the above described property more than 500 feet beneath the surface thereof, and/or producible therefrom or therethrough, without, however, any surface rights or right of surface entry with respect, thereto, as reserved by Donald P. Woolsey, a married man and CD. Woolsey and Hazel P. Woolsey, husband and wife, in deed recorded October 20, 1961 as Instrument No. 37448 in Book 1879, Page 156 of Official Records.

            An easement for a public utility and flood control proposes over that portion of Parcel A as shown on said Parcel Map No. 12,825 as said easement is shown within 20 feet of the Northerly boundary of said Parcel A and over the remainder portion of said easement identified as "utility easement in favor of Parcel B" on said Parcel Map No. 12,825 as reserved in document recorded March 14, 1979 as Instrument No. 79-11091 of Official Records of Santa Barbara County.

            APN #73-050-41

            Commonly known as:

   75 Robin Hill Road, Goleta, California 93117

                                  Exhibit D
                                  ---------

                       Form of Hollister Deed of Trust

------------------------------------------
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
O'Melveny & Myers LLP, as Agent
400 South Hope Street
Los Angeles, California 90071-2899
 Attn: Evan Jones, Esq.
027917-01
------------------------------------------------------------------------------
                     THIS SPACE ABOVE FOR RECORDER'S USE
------------------------------------------------------------------------------
               SUBORDINATED DEED OF TRUST, ASSIGNMENT OF RENTS
                              AND FIXTURE FILING
                              (Hollister Avenue)

This DEED OF TRUST, ASSIGNMENT OF RENTS AND FIXTURE FILING (this "Deed of Trust") dated as of November 16, 2001, is made by INNOVATIVE MICRO TECHNOLOGY, a Delaware corporation (formerly known as Applied Magnetics Corporation), herein called TRUSTOR, whose address is 75 Robin Bill Road, Goleta, California 93117, to CHICAGO TITLE COMPANY, a California corporation, herein called TRUSTEE, for the benefit of O'MELVENY & MYERS, LLP, AS AGENT for itself and the other Firms (as defined below) pursuant to the Agreement (as defined below), herein called BENEFICIARY, whose address is 400 South Hope Street, Los Angeles, California, 90071, Attention: Evan Jones, Esq.

                                   RECITALS
                                   --------

      A. Houlihan Lokey Howard & Zukin ("Houlihan"), Sheppard Mullin Richter & Hampton LLP ("Sheppard"), Stutman, Treister & Glatt Professional Corporation ("Stutman"), and O'Melveny & Myers, LLP ("O'Melveny," and together with Houlihan, Sheppard and Stutman, the "Firms") has each provided professional services to Trustor's bankruptcy estate in connection with Trustor's bankruptcy case.

      B. Pursuant to the "Debtor's Third Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Dated as of September 24, 2001, as Modified" in Case No. ND 00-10066-RR, as confirmed pursuant to an order dated November 5, 2001 (the "Plan"), the administrative claims of each of the Firms (the "Claims') on account of the fees and costs of the Firms in connection with the services provided to Trustor's bankruptcy estate have been allowed as set forth in the Plan. The Firms have agreed to receive payment for the Claims on a deferred basis pursuant to the terms of the Plan.

      C. As a condition to the Firms accepting deferred payment of the Claims, and pursuant to the Plan, Trustor's obligation to pay the Claims pursuant to the terms of the Plan is evidenced by (i) that certain Secured Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit Hou1ihan, (the "Houlihan Note"), (ii) that certain Secured Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit O'Melveny, (the "O'Melveny Note"); (iii) that certain Secured

Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit Sheppard, (the "Sheppard Note"); (iv) that certain Secured Promissory Note, dated as of the date hereof, executed and delivered by IMT to Agent for the benefit Stutman (the "Stutman Note," and together with the Houlihan Note, the O'Melveny Note and the Sheppard Note, the "Notes"). Trustor's obligations under the Notes are secured by (a) this Deed of Trust, (b) that certain Deed of Trust, Assignment of Rents and Fixture Filing (Robin Hill Road), dated as of the date hereof, from Trustor to Beneficiary for the benefit of the Firms (the "Robin Hill Deed of Trust) encumbering the real property commonly known as 75 Robin Hill Road, Goleta, California, as more specifically described therein; and (c) a UCC-1 financing statement encumbering all equipment owned by Trustor (the "UCC") from Trustor, as debtor, to Agent for the benefit of the Firms, as Secured Party. The Plan, to the extent applicable to the Claims, the Notes, this Deed of Trust, the Robin Hill Deed of Trust and the UCC are referred to herein collectively as the "Documents".

      D. Pursuant to the Plan, Trustor borrowed $5,400,000 from Owens Financial Group, Inc. ("Owens") as evidenced by that certain Fixed Rate Note dated as of January 3, 2002, executed by Trustor in favor of Owens (the "Owens Notes"). Trustor's obligations under the Owens Note are secured by a first priority deed of trust (the "Owens Deed of Trust") encumbering the Real Property (defined below).

      E. Concurrent herewith, the Firms are entering into that certain Intercreditor Agreement, dated as of the date hereof, to provide for the administration of the collection and distribution of amounts due under the Plan and the Notes and the enforcement of this Deed of Trust and the UCC (the "Agreement").

                             GRANT AND AGREEMENT
                             -------------------

Trustor irrevocably grants, transfers and assigns to Trustee IN TRUST, WITH POWER OF SALE, for the benefit of Beneficiary, that real property in Santa Barbara County, California, more particularly described on Exhibit A hereto (the "Real Property"), together with any and all buildings and improvements now or hereafter erected on the Real Property, all fixtures, all interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Real Property, any and all awards made for the taking by eminent domain, or by any purchase in lieu thereof, any insurance proceeds with respect thereto, and all easements, licenses, rights-of-way, appurtenances and other rights now owned or hereafter acquired by Trustor with respect thereto (collectively with the Real Property, the "Property").

Trustor absolutely assigns to Beneficiary the rents, issues and profits of the Property, subject, however, to a license to Beneficiary to collect and apply such rents, issues and profits for so long as no Event of Default has occurred. As used herein, "Event of Default" shall mean any failure by Trustor timely to make any payment or perform any other obligation of Trustor to be made or performed under the terms of the Documents.

Some of the items of the Property are goods that are or are to become fixtures or accounts resulting from the sale thereof, and it is intended that, as to those goods, this Deed of Trust shall be effective as a financing statement filed as a fixture filing and as a financing statement covering the applicable Property or accounts resulting from the sale thereof front the date of the filing for record of this Deed of Trust in the real estate records of the county in which the Real Property is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated above. The mailing address of the Trustor, as debtor, is as stated above.

This Deed of Trust is made for the purpose of securing (l) the full and prompt payment of all amounts due and owing under the Documents, and extensions or renewals thereof; (2) the performance of all obligations, of whatever kind or character, whether fixed or contingent, of the Trustor under the Documents and all extensions, amendments, modifications, supplements, increases, restatements and renewals thereof and substitutions therefor, and (3) the payment of all sums advanced by Beneficiary or Trustee to or for the benefit of Trustor contemplated hereby and performance of all obligations and covenants of Trustor herein contained.

The liens and security interests of this Deed of Trust are hereby expressly made, and by acceptance hereof are acknowledged to be, subordinate and inferior to the liens, security interests and provisions of the Owens Deed of Trust for so long as the Owens Deed of Trust and the Owens Note are outstanding and in full force and effect.

A. To protect the security of this Deed of Trust, and with respect to the property above described, Trustor agrees:

(1) To keep the Property in good condition and repair; not to remove or demolish any building thereon; to complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon and to pay when due all claims for labor performed and materials furnished therefor to comply with all laws affecting the Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereof; not to commit, suffer or permit any act upon the Property in violation of law; to cultivate, irrigate, fertilize, fumigate, prune and do all other acts which from the character or use of the Property may be reasonably necessary, the specific enumerations herein not excluding the general.

(2) To provide, maintain and deliver to Beneficiary casualty and general commercial liability insurance satisfactory to and with loss payable to Beneficiary. The amount collected under any insurance policy may be applied by Beneficiary upon any indebtedness secured hereby and in such order as Beneficiary may determine, or at option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

(3) To appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including cost of evidence of title and money's fees in a reasonable sum, in any action or proceeding in which Beneficiary or Trustee may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust.

(4) To pay: (i) at least ten days before delinquency all taxes and assessments affecting the Property, including assessments on appurtenant water stock; (ii) when due, all encumbrances, charges and liens, with interest, on the Property or any part thereof, which appear to be prior to superior hereto; and (iii) all costs, fees and expenses of this Trust.

Following an Event of Default, Beneficiary or Trustee, but without obligation so to do and without notice to or demand upon Trustor or without releasing Trustor from any obligation hereof, may: make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Property for such purposes; appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; pay, purchase, contest or compromise any encumbrance, charge, or lien which in the judgment of either appears to be prior or superior hereto; and, in exercising any such powers, pay necessary expenses, employ counsel and pay his or her reasonable fees.

(5) To pay immediately and without demand all sums so expended by Beneficiary or Trustee, with interest from date of expenditure at the maximum amount then allowed by law, and to pay for any statement then provided for by law regarding the obligation secured hereby, and any amount demanded by the Beneficiary not to exceed the maximum allowed by law at the time when said statement is demanded.

B. Trustor agrees:

(1) That any award of damages in connection with any condemnation for public use of or injury to the Property or any part thereof is hereby assigned and shall be paid to Beneficiary who may apply or release such moneys received by it in the same manner and with the same effect as above provided for disposition of proceeds of casualty or other insurance.

(2) That by accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other aunts so secured or to declare default for failure so to pay.

(3) That at any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of the Property consent to the making of any map or plat thereof; join in granting any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

(4) That upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed of Trust to Trustee for retention or other disposition as Trustee in its sole discretion may choose and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."

(5) That upon any Event of Default, Beneficiary may at any time without notice, either in person, by agent, or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Property or any part thereof, in its own name sue for or otherwise collect such rents, issues, and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, and in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

(6) That upon any Event of Default, Beneficiary may declare all sums secured hereby immediately due and payable by delivery to Trustee of written declaration of default and demand for sale and of written notice of default and of election to cause the Property to be sold, which notice Trustee shall cause to be filed for record. Beneficiary also shall deposit with Trustee this Deed of Trust and all documents evidencing expenditures secured hereby.

After the lapse of such time as may then be required by law following the recordation of said notice of default, and notice of sale having been given as then required by law, Trustee, without demand on Trustor, shall sell the Property at the time and place fixed by it in said notice of sale, either as a whole or in separate parcels, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale. Trustee may postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement. Trustee shall deliver to such purchaser its deed conveying the Property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustor, Trustee, or Beneficiary as hereinafter defined, may purchase at such sale.

After deducting all costs, fees and expenses of Trustee and of this Trust, including cost of evidence of title in connection with sale, Trustee shall apply the proceeds of sale to payment of all sums expended under the terms hereof, not then repaid, with accrued interest at the maximum amount allowed by law in effect at the date hereof; all other sums then secured hereby, and the remainder, if any, to the person or persons legally entitled thereto.

(7) Beneficiary, or any successor in ownership of any indebtedness secured hereby, may from time to time, by instrument in writing, substitute a successor or successors to any Trustee named herein or acting thereunder, which instrument, executed by the Beneficiary and duly acknowledged and recorded in the office of the recorder of the county where the Real Property is situated, shall be conclusive proof of proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the Trustee predecessor, succeed to all its title, estate, tights, powers and duties. Said instrument must contain the name of the original Trustor, Trustee and Beneficiary hereunder, the book and page where this Deed of Trust is recorded and the name and address of the new Trustee.

(8) That this Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their community property, heirs, legatees, devisees, administrators, executors, successors, and assigns. The term Beneficiary shall mean the owner or holder, including pledgees, of the Documents, whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or the neuter, and the singular number includes the plural.

(9) The Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee is not obligated to notify any party hereto of pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party unless brought by Trustee.

(10) That in the event of any transfer or further encumbrance of the Property or interest therein or portion thereof or of any interest in Trustor, direct or indirect, voluntary or involuntary, without the prior written consent of Beneficiary, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions.

Beneficiary may charge for a statement regarding the obligation secured hereby, which charge shall not exceed the maximum allowed by law.

The undersigned Trustor, requests that a copy of any notice of default and any notice of sale hereunder be mailed to Trustor at its address hereinbefore set forth.

                                    INNOVATIVE MICRO TECHNOLOGY,
                                    A Delaware corporation (formerly known as Applied Magnetics Corporation)

                                    By:  /s/ John Foster
                                       -----------------
                                    Name:  John Foster
                                         -------------
                                    Title:  Chief Executive Officer
                                          -------------------------

STATE OF CALIFORNIA           )
                              )     ss.:
COUNTY OF SANTA BARBARA       )

On March 14, 2002, before me, a Notary Public in and for said County and State, personally appeared John Foster personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

    Bernice Williams                            [Seal]
------------------------------------

                                  EXHIBIT A
                                  ---------

                              LEGAL DESCRIPTION

That portion of Ranchos Los Dos Pueblos, in the County of Santa Barbara, State of California, described as follows:

            Beginning at the Southeasterly corner of the tract of land described in the deed to Raytheon Manufacturing Company, recorded February 28, 1957 as Instrument No. 4219 in Book 1432, Page 370 of Official Records, records of said County, being a point on the Northerly line of Hollister Avenue, as shown on a map of survey filed in Book 24 at Page 52 of Record of Survey, in the Office of the County Recorder of said County; thence leaving Northerly line of Hollister Avenue and following along the Easterly line of said Raytheon Tract of land, North 3 degrees 22'25" West, 507.70 feet to a point from which the Northeasterly corner thereof bears North 3 degrees 22'25" West, 306.84 feet; thence, leaving said Easterly line of said Raytheon Tract of land parallel with the Northerly line of said Hollister Avenue and distant 500.00 feet Northerly therefrom measured at right angles thereto, North 76 degrees 38' East, 70.29 feet; thence, continuing parallel with the Northerly line of Hollister Avenue and distant
500.00 feet Northerly therefrom measured at right angles thereto, North 74 degrees 19' East at 532.75 feet the Southwesterly corner of the tract of land described in the deed to Fulton-Ventura Corporation, a Nevada Corporation, recorded July 21,1958 as Instrument No. 17238 in Book 1541 at Page 61 of Official Records, records of said County, 932.75 feet to the Southeasterly corner of said last mentioned tract of land on the Westerly line of La Patera Road 60 feet in width, as described in the deed to County of Santa Barbara, recorded in Book 39 Page 385 of Deeds, records of said County; thence along said Westerly line of said La Patera Road, South 10 degrees 51'30" East, 501.78 feet to the Northerly line of Hollister Avenue; thence along said Northerly line, South 740.19' West, 900.65 feet to an angle point therein; thence South 76 degrees 38' West, 168.50 feet to the point of beginning.

            Excepting therefrom that portion thereof described in the deed to the County of Santa Barbara, recorded December 7, 1962 as Instrument No. 51965 in Book 1966 at Page 463 of Official Records.

            Also excepting therefrom one-half of any and all oil, gas and other hydrocarbon substances within and under the above described property more than 500 feet beneath the surface thereof and/or producible therefrom or therethrough, without, however, any surface rights or tight of surface entry with respect thereto, as reserved in deed from James Williams, Jr., as Executor of the Will of James G. Williams, deceased, recorded January 7, 1961 as Instrument No. 2800 in Book 1820, Page 50 of Official Records.

            APN # 73-050-20

            Commonly known as:

            6300 Hollister Avenue, Goleta, California 93117

                                  Schedule I
                                  ----------

                          Claims and Pro Rata Shares

--------------------------------------------------------------------------------
           FIRM                       CLAIM                 PRO RATA SHARES
--------------------------------------------------------------------------------
         Houlihan                 $1,383,777.00                 33.45%
--------------------------------------------------------------------------------
         O'Melveny                 $850,000.00                  20.55%
--------------------------------------------------------------------------------
         Sheppard                  $699,580.77                  16.91%
--------------------------------------------------------------------------------
          Stutman                 $1,203,560.76                 29.09%
--------------------------------------------------------------------------------
                              Total Claims:  $4,136,918.53     100.00%

--------------------------------------------------------------------------------